PLUS NET, INC.
                            24633 Mulholland Highway
                           Calabasas, California 91302

                                                    Dated as of January 15, 1999

BABENET,  LTD.
9610  DeSoto  Avenue
Chatsworth,  California  91311-5012

Gentlemen:

     This letter sets forth the basic terms of the agreement (the "Agreement")between Plus Net, Inc., a California corporation ("Company"), and Babenet, Ltd., a California corporation ("Client"), relating to the processing of financial transactions.

     SECTION  1.      TRANSACTIONS.     Subject  to  the  terms  and  conditions
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contained  herein, Company shall process all financial transactions on behalf of
Client that result from services provided by websites developed and maintained by Client.

     SECTION  2.      FEES.     Client  agrees to pay Company the following fees
on  all  financial  transactions  that  the  Company  processes:

Discount  Rate:       10%
Transaction  fee:     $0.25  per  transaction

     SECTION 3.      OFF SETS.     Client expressly authorizes Company to deduct
or retain from any payments due to Client sums equal to any chargebacks, credits, fees or adjustments due from Client.

     SECTION  4.      TERM.     This Agreement shall be effective as of the date
of  execution  by  both  parties  and shall extend for a period of one (1) year.

     SECTION  5.      REPRESENTATIONS  AND  WARRANTIES.     (a)  Client  hereby
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represents  and  warrants  that (i) Client has the right, power and authority to enter into this Agreement and the execution, delivery and performance by Client of its obligations hereunder have been duly authorized by all necessary action,
(ii) this Agreement is the legal, valid and binding obligation of Client in accordance with its terms.(b) Company hereby represents and warrants that (i) Company is a California corporation duly organized, validly existing and in good standing under the laws thereof, (ii) Company has the right, power and authority to enter into this Agreement and the execution, delivery and performance by Company of its obligations hereunder have been duly authorized by all necessary corporate action, (iii) this Agreement is the legal, valid and binding obligation of Company in accordance with its terms.

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Babenet
January  15,  1999
Page  Two

     SECTION  6.     ACCOUNTING.     Statements  with  respect  to  transaction
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processing  will  be  rendered  on a monthly basis. Each statement shall show in summary form the calculation of Company receipts processed on behalf of Client and remit payments due to Client. Accurate accounting records relating to all transactions processed shall be maintained at Company's headquarters. Such records shall be available for audit on three weeks notice, at reasonable times during business hours, to an accounting firm acting on behalf of Client.

     SECTION  7.     MISCELLANEOUS.     This  Agreement  expresses  the  entire
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understanding  of the parties hereto and replaces any and all former agreements, understandings or representations relating in any way to the subject matter hereof, and is binding upon Client and Company. No amendment or waiver of any provision of this Agreement, shall in any event be effective unless the same shall be in writing and signed by Client and Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purposes of which given. Client and Company shall from time to time execute, acknowledge and deliver such instruments, notices, instructions and other documents as may be necessary and proper to evidence, maintain, effectuate, implement or defend any and all of the rights of the parties under any provision of this Agreement.

     SECTION 8.     ASSIGNMENT.     Client may not assign this Agreement without
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the  express written consent of Company which will not be unreasonably withheld.

     SECTION  9.      NO  PARTNERSHIP.     Nothing  contained  herein  shall
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constitute  a  partnership  between,  or joint venture by, the parties hereto or constitute either party the trustee, fiduciary or agent of the other (except as may be expressly provided to the contrary elsewhere herein).

     Section 10. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telax or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to:

CLIENT:     Babenet,  Ltd.
            9610  DeSoto  Avenue
            Chatsworth,  California  91311-5012
            Attn:  John  J.  Gallagher

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Babenet
January  15,  1999
Page  Three

COMPANY:     Plus  Net,  Inc.
             24633  Mulholland  Highway
             Calabasas,  California  91302
             Attn:  Bruce  K.  Muhlfeld

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively.

     SECTION  11.     EXECUTION  IN  COUNTERPARTS.     This  Agreement  may  be
                      ----------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 14.     GOVERNING LAW.     This Agreement shall be governed by, and
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construed  in  accordance  with,  the  laws  of  the  State  of  California.

Very  truly  yours,

PLUS  NET,  INC.

By:  /s/  Bruce  K.Muhlfeld
     ----------------------
          Bruce  K.Muhlfeld
          President

Accepted  and  Agreed:

BABENET,  LTD.

By:  /s/  John  J.  Gallagher
     ------------------------
          John  J.  Gallagher
          President

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